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As filed with the Securities and Exchange Commission on June 15, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROTONICS MANUFACTURING INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	36-2467474 (I.R.S. Employer Identification No.)
17022 South Figueroa Street Gardena, CA 90248 (Address of Principal Executive Offices)

ROTONICS MANUFACTURING INC. 2003 STOCK PLAN
(Full Titles of the Plans)

Sherman McKinniss
Chief Executive Officer
Rotonics Manufacturing Inc.
17022 South Figueroa Street
Gardena, CA 90248
(Name and Address of Agent For Service)

(310) 538-4932
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Richiard A. Peers
Heller Ehrman White & McAuliffe LLP
2775 Sand Hill Road
Menlo Park, California 94025-9605
Telephone: (650) 324-7000
Facsimile: (650) 324-0638

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock $0.01, par value per share	850,000	$1.67	$1,419,500	$179.85

(1)
Estimated in accordance with Rule 457(h) and 457(c) of the Securities Act solely for the purpose of calculating the total registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock as reported on the American Stock Exchange on June 9, 2004.

INTRODUCTION

        This Registration Statement on Form S-8 is filed by Rotonics Manufacturing, Inc., a Delaware corporation (the "Registrant"), relating to 850,000 shares of its common stock, par value $0.01 per share (the "Common Stock"), issuable to employees of the Registrant under Rotonics Manufacturing Inc. Stock Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rules 424 and 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated by reference in this Registration Statement:

  (a)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2003;

  (b)
  The Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 2003, December 31, 2003 and March 31, 2004;

  (c)
  All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above;

  (d)
  The description of Registrant's Common Stock contained in the Registrant's Registration Statement filed under the Exchange Act registering such Common Stock under Section 12 of the Exchange Act.

        All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        The validity of the issuance of the Registrant's Common Stock will be passed upon by Heller Ehrman White & McAuliffe LLP, Menlo Park, California.

Item 6. Indemnification of Directors and Officers

        Registrant has the power to indemnify its officers and directors against liability for certain acts pursuant to Section 145 of the General Corporation Law of the State of Delaware.

        Article V of Registrant's Certificate of Incorporation provides for the indemnification of directors and officers to the fullest extent permissible under Delaware law. Article VII of Registrant's Bylaws provides for the indemnification of officers, directors, employees and agents to the fullest extent permissible under Delaware law.

        Registrant has entered into indemnification agreements with its directors, in addition to the indemnification provided in Registrant's Certificate of Incorporation and Bylaws, and intends to enter into indemnification agreements with any new directors in the future.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

5.1	Opinion of Heller Ehrman White & McAuliffe LLP
23.1	Consent of Windes & McClaughry Accountancy Corporation, Independent Auditors
23.2	Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.1)
24.1	Power of Attorney (page II-5)
99.1	Rotonics Manufacturing Inc. 2003 Stock Plan

Item 9. Undertakings

  A.
  The undersigned Registrant hereby undertakes:

  1.
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

      Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    2.
    That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3.
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B.    The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Gardena, State of California, this 15th day of June, 2004.

ROTONICS MANUFACTURING INC.

By:	/s/ DOUGLAS W. RUSSELL Douglas W. Russell, Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Douglas W. Russell his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement on Form S-8, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ SHERMAN MCKINNISS Sherman McKinniss	President, Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	June 15, 2004
/s/ DOUGLAS W. RUSSELL Douglas W. Russell	Treasurer, CFO and Assistant Secretary (Principal Financial Officer)	June 15, 2004
/s/ E. PAUL TONKOVICH E. Paul Tonkovich	Secretary, Director	June 15, 2004
/s/ MARC L. BERMAN Marc L. Berman	Director	June 15, 2004

/s/ LARRY M. DEDONATO Larry M. De Donato	Director	June 15, 2004
/s/ LARRY L. SNYDER Larry L. Snyder	Director	June 15, 2004
/s/ JULES SANDFORD Jules Sandford	Director	June 15, 2004
/s/ BILL ALLEN Bill Allen	Director	June 15, 2004
/s/ BRENT A. BROWN Brent A. Brown	Director	June 15, 2004

INDEX TO EXHIBITS

Item No.	Description of Exhibits
5.1	Opinion of Heller Ehrman White & McAuliffe LLP
23.1	Consent of Windes & McClaughry Accountancy Corporation, Independent Auditors
23.2	Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.1)
24.1	Power of Attorney (page II-5)
99.1	Rotonics Manufacturing Inc. 2003 Stock Plan

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INTRODUCTION
PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS